       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1997
                                                 REGISTRATION NO. 333-34379
                                                                      ----------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ----------------------
                                    AMENDMENT NO. 1
                                          TO
                                       FORM S-3

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              --------------------------

                            ATLANTIC PHARMACEUTICALS, INC.
                (Exact Name of Registrant as Specified in Its Charter)
                            -----------------------------

            DELAWARE                                        36-3898269
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

                          1017 MAIN CAMPUS DRIVE, SUITE 3900
                            RALEIGH, NORTH CAROLINA 27606
                                    (919) 513-7020
      (Address, Including Zip Code, and Telephone Number, Including Area Code,
                      of Registrant's Principal Executive Offices


                                   JON D. LINDJORD
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ATLANTIC PHARMACEUTICALS, INC.
                          1017 MAIN CAMPUS DRIVE, SUITE 3900
                            RALEIGH, NORTH CAROLINA 27606
                                    (919) 513-7020
         (Name, Address, Including Zip Code, and Telephone Number, Including
                           Area Code, of Agent for Service)
                           --------------------------------


                                      COPIES TO:
                                      ----------
                              J. STEPHAN DOLEZALEK, ESQ.
                           BROBECK, PHLEGER & HARRISON LLP
                                TWO EMBARCADERO PLACE
                                    2200 GENG ROAD
                             PALO ALTO, CALIFORNIA 94303
                                    (415) 424-0160
                                    --------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                    --------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: /x/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering:   / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box:   / /

                           CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
                                                                          Proposed
                                                                           Maximum           Proposed Maximum
Title of Shares                                           Amount to be   Aggregate Price     Aggregate Offering        Amount of
to be Registered(1)                                        Registered     Per Share(1)            Price(1)       Registration Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share ("Common Stock")   250,000          $7.00              $1,750,000            $531.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
FOOTNOTES ON FOLLOWING PAGE

(1) Estimated solely for the purpose of calculating the registration fee. Fee calculated upon the basis of the average of the high and low sales prices of the Company's Common Stock as reported on the Nasdaq SmallCap Market on August 22, 1997 of $7.00, which date is within five business days prior to the date of the filing of this Registration Statement.
(2) Calculated pursuant to Rule 457(c) of the Securities Act based on an estimate of the maximum offering price.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      PART I

                        INFORMATION REQUIRED IN PROSPECTUS

     The information required in this Part I is contained in Part I of the Company's Registration Statement on Form S-3 (Registration No. 333-34379), as filed with the Securities and Exchange Commission on August 26, 1997, which is incorporated herein by reference.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    All expenses incurred in connection with the issuance and distribution of the securities being registered will be paid by the Registrant. The following is an itemized statement of these expenses. All amounts are estimates except the Securities and Exchange Commission registration fee and the Nasdaq listing fee.

    SEC registration fee . . . . . . . . . . . . . . . . .      $      531
    Nasdaq listing fee . . . . . . . . . . . . . . . . . .           5,000
    Printing and Engraving . . . . . . . . . . . . . . . .          10,000
    Legal fees and expenses of the Registrant. . . . . . .          30,000
    Accounting fees and expenses . . . . . . . . . . . . .           5,000
    Miscellaneous. . . . . . . . . . . . . . . . . . . . .           4,469
                                                                    ------
                Total. . . . . . . . . . . . . . . . . . .      $   55,000
                                                                    ------
                                                                    ------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law ("Section 145") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Tenth of the Registrant's Certificate of Incorporation provides for mandatory indemnification by the Registrant of all persons the Registrant may indemnify under Section 145 to the maximum extent permitted by the Delaware General Corporation Law. Article Ninth of the Registrant's Certificate of Incorporation provides that the liability of its directors is eliminated to the fullest extent permitted by the Delaware General Corporation Law. These provisions in the Certificate of Incorporation do not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Reference is made to Articles Ninth and Tenth of the Registrant's Certificate of Incorporation and Article VII of the Registrant's Bylaws, indemnifying the Registrant's directors and officers against certain liabilities, and Section 1.10 of the Investors' Rights Agreement dated July 1995, among the Registrant, Dr. Lindsay A. Rosenwald and VentureTek, L.P., indemnifying certain of the Registrant's stockholders against certain liabilities. The Registrant has obtained liability insurance for its directors and officers. At the Registrant's 1997 Annual Meeting of Stockholders, the stockholders of the Registrant approved a form of indemnification agreement to be entered into by and between the Registrant and its directors and officers, which agreements grant indemnification under certain circumstances to such officers and directors for liabilities (including reimbursement for expenses incurred) arising out of their duties as officers and directors of the Registrant.

    In addition, the Registrant has entered into financial advisory and other agreements with Paramount Capital, Inc. ("Paramount"), a merchant banking and venture capital firm specializing in biotechnology companies that is wholly owned by a greater than five percent stockholder of the Registrant, pursuant to which the Registrant will indemnify Paramount and its affiliates against liabilities (including reimbursement for expenses incurred) arising out of its provision of services to the Registrant.

ITEM 16.  EXHIBITS

Exhibit No.    Description

3.1 (1)        Certificate of Incorporation of the Registrant,
               as amended to date.
3.2 (1)        Bylaws of the Registrant, as amended to date.
3.3 (5)        Certificate of Designations of Series A
               Convertible Preferred Stock.
3.4*           Certificate of Increase of Series A Convertible
               Preferred Stock.
4.2 (1)        Form of Unit certificate.
4.3 (1)        Specimen Common Stock certificate.
4.4 (1)        Form of Redeemable Warrant certificate.
4.5 (1)        Form of Redeemable Warrant Agreement, by and
               between the Registrant and Continental Stock
               Transfer & Trust Company.
4.6 (1)        Form of Underwriter's Warrant certificate.
4.7 (1)        Form of Underwriter's Warrant Agreement by and
               between the Registrant and Joseph Stevens &
               Company, L.P
4.8 (1)        Form of Subscription Agreement, by and between
               the Registrant and the Selling Securityholders.
4.9 (1)        Form of Bridge Note.
4.10 (1)       Form of Bridge Warrant.
4.11 (2)       Investors' Rights Agreement by and among the
               Registrant, Dreyfus Growth and Value Funds,
               Inc. and Premier Strategic Growth Fund.
4.12 (2)       Common Stock Purchase Agreement by and among
               the Registrant, Dreyfus Growth and Value Funds,
               Inc. and Premier Strategic Growth Fund
5.1*           Opinion of Brobeck, Phleger & Harrison LLP.
10.1 (1)       The Registrant's 1995 Stock Option Plan.
10.2 (1)       Employment Agreement, dated July 7, 1995,
               between the Registrant and Jon D. Lindjord.
10.3 (1)       Employment Agreement, dated September 21, 1995,
               between the Registrant and Dr. Stephen R.
               Miller.
10.4 (1)       Employment Agreement, dated September 21, 1995,
               between the Registrant and Margaret A. Schalk.
10.5 (1)       Letter Agreement, dated August 31, 1995,
               between the Registrant and Dr. H. Lawrence
               Shaw.
10.6 (1)       Consulting Agreement, dated January 1, 1994,
               between the Registrant and John K.A.
               Prendergast.
10.7 (1)       (Reserved)
10.8 (1)       Investors' Rights Agreement, dated July, 1995,
               between the Registrant, Dr. Lindsay A.
               Rosenwald and VentureTek, L.P.
10.9 (1)       License and Assignment Agreement, dated March
               25, 1994, between Optex Ophthalmologics, Inc.,
               certain inventors and NeoMedix Corporation, as
               amended.
10.10 (1)      License Agreement, dated May 5, 1994, between
               Gemini Gene Therapies, Inc. and The Cleveland
               Clinic Foundation.
10.11 (1) +    License Agreement, dated June 16, 1994, between
               Channel Therapeutics, Inc., the University of
               Pennsylvania and certain inventors, as amended.
10.12 (1) +    License Agreement, dated March 28, 1994,
               between Channel Therapeutics, Inc. and Dr.
               Sumner Burstein.
10.13 (1)      Form of Financial Advisory and Consulting
               Agreement by and between the Registrant and
               Joseph Stevens & Company, L.P.
10.14 (1)      Employment Agreement, dated November 3, 1995,
               between the Registrant and Shimshon Mizrachi.

10.15 (3)      Financial agreement between the Registrant and
               Paramount dated September 4, 1996 (effective
               date of April 15, 1996).
10.16 (3)      Financial agreement between the Registrant,
               Paramount and UI USA dated June 23, 1996.
10.17 (3)      Consultancy agreement between the Registrant
               and Dr. Yuichi Iwaki dated July 31, 1996.
10.18 (3)      1995 Stock Option Plan, as amended.
10.19 (3)      Warrant to purchase 25,000 shares of Common
               Stock issued to Paramount Capital, Inc.
10.20 (3)      Warrant to purchase 25,000 shares of Common
               Stock issued to Paramount Capital, Inc.
10.21 (3)      Warrant to purchase 12,500 shares of Common
               Stock issued to Paramount Capital, Inc.
10.22 (4)      Letter of Agreement between the Registrant and
               Paramount Capital, Inc. dated February 26,
               1997.
10.23 (4)      Agreement and Plan of Reorganization by and
               among Atlantic Pharmaceuticals, Inc., Channel
               Therapeutics, Inc. and New Channel, Inc. dated
               February 20, 1997.
10.24 (4)      Warrant issued to John Prendergast to purchase
               37,500 shares of the Registrant's Common Stock.
10.25 (4)      Warrant issued to Ms. Dian Griesel to purchase
               24,000 shares of the Registrant's Common Stock.
21.1 (1)       Subsidiaries of the Registrant.
23.1           Consent of KPMG Peat Marwick LLP.
23.2*          Consent of Brobeck, Phleger & Harrison LLP
               (included in the opinion filed as Exhibit 5.1).
24.1*          Power of Attorney (included in Part II of this
               Registration Statement under the caption
               "Signatures").
27.1*          Financial Data Schedule.

------------------

 *  Previously filed.
(1) Incorporated by reference to exhibits of the Registrant's Registration Statement on Form SB-2, No. 33-98478, as filed with the Securities and Exchange Commission (the "Commission") on October 24, 1995, and as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5, as filed with the Commission on November 9, 1995,
    December 5, 1995, December 12, 1995, December 13, 1995 and December 14, 1995, respectively.
(2) Incorporated by reference to exhibits of the Registrant's Current Report on Form 8-KSB, as filed with the Commission on August 30, 1996.
(3) Incorporated by reference to exhibits of the Registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 1996.
(4) Incorporated by reference to exhibits of the Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 1997.
(5) Incorporated by reference to exhibits of the Registrant's Report on Form 8-KSB, as filed with the Commission on June 9, 1997.
+ Confidential treatment has been granted with respect to certain portions of this Exhibit.

ITEM 17.  UNDERTAKINGS

    The Registrant hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial BONA FIDE offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The Registrant hereby undertakes that:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on this 27th day of August, 1997.

                                           ATLANTIC PHARMACEUTICALS, INC.

                                           By: /s/ Jon D. Lindjord
                                               ---------------------------------
                                                   Jon D. Lindjord
                                           President and Chief Executive Officer




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the persons whose signatures appear below, which persons have signed such Registration Statement in the capacities and on the dates indicated:



         Signature                              Title                          Date
         ---------                              -----                          ----
 /s/ Jon D. Lindjord                   President and Chief Executive      August 27, 1997
----------------------------------     Officer (Principal Executive
    Jon D. Lindjord                    Officer) and a Director

             *                         Controller (Principal Financial    August 27, 1997
----------------------------------     and Accounting Officer)
    Shimshon Mizrachi

             *                         Director                           August 27, 1997
----------------------------------
    John K.A. Prendergast, Ph.D.

                                       Director                           August   , 1997
----------------------------------
    Steve H. Kanzer

             *                         Director                           August 27, 1997
----------------------------------
    Yuichi Iwaki, M.D.

By: /s/ Jon D. Lindjord
   -------------------------------
        Jon D. Lindjord
       (Attorney-in-Fact)


                                    EXHIBIT INDEX

Exhibit No.    Description                                           Page Number

3.1 (1)       Certificate of Incorporation of the Registrant,
              as amended to date.
3.2 (1)       Bylaws of the Registrant, as amended to date.
3.3 (5)       Certificate of Designations of Series A
              Convertible Preferred Stock.
3.4*          Certificate of Increase of Series A Convertible
              Preferred Stock.
4.2 (1)       Form of Unit certificate.
4.3 (1)       Specimen Common Stock certificate.
4.4 (1)       Form of Redeemable Warrant certificate.
4.5 (1)       Form of Redeemable Warrant Agreement, by and
              between the Registrant and Continental Stock
              Transfer & Trust Company.
4.6 (1)       Form of Underwriter's Warrant certificate.
4.7 (1)       Form of Underwriter's Warrant Agreement by
              and between the Registrant and Joseph Stevens &
              Company, L.P
4.8 (1)       Form of Subscription Agreement, by and between
              the Registrant and the Selling Securityholders.
4.9 (1)       Form of Bridge Note.
4.10 (1)      Form of Bridge Warrant.
4.11 (2)      Investors' Rights Agreement by and among the
              Registrant, Dreyfus Growth and Value Funds, Inc.
              and Premier Strategic Growth Fund.
4.12 (2)      Common Stock Purchase Agreement by and among the
              Registrant, Dreyfus Growth and Value Funds, Inc.
              and Premier Strategic Growth Fund
5.1*          Opinion of Brobeck, Phleger & Harrison LLP.
10.1 (1)      The Registrant's 1995 Stock Option Plan.
10.2 (1)      Employment Agreement, dated July 7, 1995, between
              the Registrant and Jon D. Lindjord.
10.3 (1)      Employment Agreement, dated September 21, 1995,
              between the Registrant and Dr. Stephen R. Miller.
10.4 (1)      Employment Agreement, dated September 21, 1995,
              between the Registrant and Margaret A. Schalk.
10.5 (1)      Letter Agreement, dated August 31, 1995, between
              the Registrant and Dr. H. Lawrence Shaw.
10.6 (1)      Consulting Agreement, dated January 1, 1994,
              between the Registrant and John K.A. Prendergast.
10.7 (1)      (Reserved)
10.8 (1)      Investors' Rights Agreement, dated July, 1995,
              between the Registrant, Dr. Lindsay A. Rosenwald
              and VentureTek, L.P.
10.9 (1)      License and Assignment Agreement, dated
              March 25, 1994, between Optex Ophthalmologics,
              Inc., certain inventors and NeoMedix Corporation,
              as amended.
10.10 (1)     License Agreement, dated May 5, 1994, between
              Gemini Gene Therapies, Inc. and The Cleveland
              Clinic Foundation.
10.11 (1) +   License Agreement, dated June 16, 1994,
              between Channel Therapeutics, Inc., the University
              of Pennsylvania and certain inventors, as amended.
10.12 (1) +   License Agreement, dated March 28, 1994, between
              Channel Therapeutics, Inc. and Dr. Sumner Burstein.
10.13 (1)     Form of Financial Advisory and Consulting Agreement
              by and between the Registrant and Joseph Stevens &
              Company, L.P.
10.14 (1)     Employment Agreement, dated November 3, 1995,
              between the Registrant and Shimshon Mizrachi.
10.15 (3)     Financial agreement between the Registrant
              and Paramount dated September 4, 1996 (effective
              date of April 15, 1996).
10.16 (3)     Financial agreement between the Registrant, Paramount
              and UI USA dated June 23, 1996.

10.17 (3)     Consultancy agreement between the Registrant and
              Dr. Yuichi Iwaki dated July 31, 1996.
10.18 (3)     1995 Stock Option Plan, as amended.
10.19 (3)     Warrant to purchase 25,000 shares of Common Stock
              issued to Paramount Capital, Inc.
10.20 (3)     Warrant to purchase 25,000 shares of Common Stock
              issued to Paramount Capital, Inc.
10.21 (3)     Warrant to purchase 12,500 shares of Common Stock
              issued to Paramount Capital, Inc.
10.22 (4)     Letter of Agreement between the Registrant and
              Paramount Capital, Inc. dated February 26, 1997.
10.23 (4)     Agreement and Plan of Reorganization by and among
              Atlantic Pharmaceuticals, Inc., Channel Therapeutics,
              Inc. and New Channel, Inc. dated February 20, 1997.
10.24 (4)     Warrant issued to John Prendergast to purchase 37,500
              shares of the Registrant's Common Stock.
10.25 (4)     Warrant issued to Ms. Dian Griesel to purchase
              24,000 shares of the Registrant's Common Stock.
21.1 (1)      Subsidiaries of the Registrant.
23.1          Consent of KPMG Peat Marwick LLP.
23.2*         Consent of Brobeck, Phleger & Harrison LLP (included
              in the opinion filed as Exhibit 5.1).
24.1*         Power of Attorney (included in Part II of this
              Registration Statement under the caption
              "Signatures").
27.1*         Financial Data Schedule.

--------------------

 *  Previously filed.
(1) Incorporated by reference to exhibits of the Registrant's Registration Statement on Form SB-2, No. 33-98478, as filed with the Securities and Exchange Commission (the "Commission") on October 24, 1995, and as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5, as filed with the Commission on November 9, 1995,
    December 5, 1995, December 12, 1995, December 13, 1995 and December 14, 1995, respectively.
(2) Incorporated by reference to exhibits of the Registrant's Current Report on Form 8-KSB, as filed with the Commission on August 30, 1996.
(3) Incorporated by reference to exhibits of the Registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 1996.
(4) Incorporated by reference to exhibits of the Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 1997.
(5) Incorporated by reference to exhibits of the Registrant's Report on Form 8-KSB, as filed with the Commission on June 9, 1997.
+ Confidential treatment has been granted with respect to certain portions of this Exhibit.